Exhibit 99.1

Mannatech, Inc. Announces Record Quarterly Sales & Earnings

Coppell, TX – November 9, 2004, Mannatech, Incorporated (NASDAQ – MTEX) today announced record sales and earnings for its third quarter ended September 30, 2004 as compared to the same period in 2003. For the three month period ended September 30, 2004, sales reached $77.6 million, a new quarterly sales record for Mannatech, which was an increase of $27.8 million, or 56.1%, as compared to the prior year. Net income rose to $6.8 million, which more than doubled versus the same period in 2003. Net income as a percentage of net sales increased to 8.8% of net sales as compared to 5.8% for the same period in 2003. Earnings per share (diluted) for the third quarter of 2004 increased to $0.25 per share, which was an increase of 127.3% as compared to the prior year.

Sales for the nine months ended September 30, 2004 were $210.2 million, up 53.8% versus 2003. Net Income reached $15.5 million, which was an increase of $10.0 million or 183.4% over last year, while earnings per share (diluted) for the nine months ended September 30, 2004 was $0.57, again of 171.4% as compared to the same period in 2003.

The third quarter results represented a new quarterly record and marks Mannatech’s eighth consecutive quarter of successive sales increases, during which time sales have more than doubled. Net sales by country for the three months ended September 30, 2004, in millions, and as a percentage of total net sales, as well as the number of new and continuing Mannatech independent Associates and members who purchased Mannatech’s products within the last 12 months were as follows:

Three months ended September 30,

	United States	Canada	Australia	United Kingdom	Japan	New Zealand	South Korea	Total
2004	$51.3	$5.6	$8.0	$2.6	$6.5	$3.4	$0.2	$77.6
	66.1%	7.2%	10.3%	3.3%	8.4%	4.4%	0.3%	100.0%
2003	$33.4	$4.1	$4.2	$1.3	$4.9	$1.8	—	$49.7
	67.2%	8.2%	8.5%	2.6%	9.9%	3.6%	—	100.0%

For the twelve months ended

Associates & Members	September 30, 2003		December 31, 2003		March 31, 2004		June 30, 2004		September 30, 2004
New	125,000	51.4%	134,000	50.8%	141,000	49.1%	150,000	47.8%	162,000	47.3%
Continuing	118,000	48.6%	130,000	49.2%	146,000	50.9%	164,000	52.2%	180,000	52.7%

Total	243,000	100.0%	264,000	100.0%	287,000	100.0%	314,000	100.0%	342,000	100.0%

Sam Caster, Chairman and CEO of Mannatech, commented on the records setting results. “We have seen our business grow rapidly and successfully for the past eight quarters, through the tremendous labors of our Associates around the world in concert with the highly focused and motivated activities of our corporate staff. We have also seen our sales double since the string of successive quarterly increases began in the fourth quarter of 2002. This strong trend is rewarding to us, and yet we believe that we have just begun to realize the potential of the products Mannatech brings to the world. We intend to continue our growth into new markets around the globe, and we welcome into the Mannatech family the Associates in our newest market in South Korea, which opened in September, 2004.”

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solution provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, and South Korea. For additional information about Mannatech, please visit its corporate website.

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Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “estimates,” “projects,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

(Unaudited financial schedules to follow)

Contact:

Mannatech, Incorporated

Stephen Fenstermacher, CFO

972-471-6512

IR@mannatech.com

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MANNATECH, INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2003	September 30, 2004
ASSETS
Cash and cash equivalents	$28,291	$28,598
Restricted cash	2,140	392
Accounts receivable	134	709
Current portion of notes receivable from shareholders	55	—
Inventories	7,861	12,857
Prepaid expenses and other current assets	2,084	3,678
Deferred tax assets	2,363	3,958

Total current assets	42,928	50,192
Property and equipment, net	5,514	8,360
Long-term investments	9,994	17,088
Notes receivable from shareholders, excluding current portion	150	157
Deferred tax assets	631	632
Restricted cash	—	959
Other assets	806	1,388

Total assets	$60,023	$78,776

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current portion of capital leases and notes payable	$16	$9
Accounts payable	2,687	1,684
Accrued expenses	19,940	27,942
Deferred revenue	3,142	3,498
Current portion of accrued severance related to former executives	953	420

Total current liabilities	26,738	33,553
Capital leases and notes payable, excluding current portion	32	26
Accrued severance related to former executives, excluding current portion	359	67
Long-term liabilities	106	1,083
Deferred tax liabilities	—	15

Total liabilities	27,235	34,744

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 26,227,171 shares issued and 26,183,422 outstanding in 2003 and 26,489,170 shares issued and 26,414,855 outstanding in 2004	3	3
Additional paid-in capital	24,175	25,704
Retained earnings	9,271	19,516
Accumulated other comprehensive loss	(422)	(629)

	33,027	44,594
Less treasury stock, at cost, 43,749 shares in 2003 and 74,315 in 2004	(239)	(562)

Total shareholders’ equity	32,788	44,032

Total liabilities and shareholders’ equity	$60,023	$78,776

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MANNATECH, INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three months ended September 30,		Nine months ended September 30,
	2003	2004	2003	2004
Net sales	$49,738	$77,577	$136,727	$210,282
Cost of sales	8,187	11,931	22,282	31,871
Commissions and incentives	20,981	34,702	56,912	94,707

	29,168	46,633	79,194	126,578

Gross profit	20,570	30,944	57,533	83,704
Operating expenses:
Selling and administrative expenses	10,131	12,279	29,228	36,110
Other operating costs	6,096	9,588	18,982	24,915
Severance expenses	425	—	1,841	—

Total operating expenses	16,652	21,867	50,051	61,025

Income from operations	3,918	9,077	7,482	22,679
Interest income	81	136	214	430
Interest expense	(17)	0	(21)	(16)
Other income (expense), net	223	(191)	232	(1,038)

Income before income taxes	4,205	9,022	7,907	22,055

Income taxes	(1,323)	(2,193)	(2,435)	(6,547)

Net income	$2,882	$6,829	$5,472	$15,508

Earnings per common share:
Basic	$0.11	$0.26	$0.22	$0.59

Diluted	$0.11	$0.25	$0.21	$0.57

Weighted-average common shares outstanding:
Basic	25,655	26,393	25,325	26,324
Diluted	26,213	27,460	26,000	27,407

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